Exhibit 99.1

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Harte Hanks announces Shirish Lal as new COO and CTO

SAN ANTONIO, Texas — February 17, 2016  — Harte Hanks (NYSE: HHS) a leader in customer relationships, experiences and interaction-led marketing, today announced the appointment of Shirish Lal as its Executive Vice President, Chief Operating Officer & Chief Technology Officer. Mr. Lal is expected to join the company in early March.

Mr. Lal, 49, was most recently Chief Marketing Officer for CenturyLink, leading the marketing function during the company’s transformation from a $2.6 billion rural telecom to a $18 billion global communications and IT leader.

Mr. Lal will report directly to Harte Hanks’ Chief Executive Officer, Karen Puckett, and will help lead the company’s continuing transformation to an analytics-driven, customer-centric marketing services provider. As COO & CTO, Mr. Lal will focus on strategic direction; product and technology roadmaps; service delivery; information technology; and corporate development.

“Shirish’s background in marketing, technology, and high-performing process execution will benefit our clients. He possesses a unique ability to assess markets and industry trends and translate those into opportunities and actions,” said Karen Puckett. “His perspective as a chief marketing officer gives him a unique understanding of the challenges our customers face in the dynamic marketplace.”

“I am thrilled to be joining Harte Hanks where I can employ my passion for driving performance improvement and transformation. The initial steps are underway and I look forward to working with the leadership team to accelerate them,” said Mr. Lal. “It is truly an exciting time for marketers as they navigate the rapidly changing marketplace and I’m looking forward to helping Harte Hanks’ clients chart their courses.”

Mr. Lal has held leadership roles in strategy, marketing, engineering, finance, and sales in the telecommunications, technology, and consulting sectors. Prior to CenturyLink, Mr. Lal held senior leadership roles at Level 3 Communications, Ionex Telecom, Broadwing, and American Management Systems. Mr. Lal received his B.S. in electrical engineering from M.I.T. and an M.B.A. from Harvard University.

Harte Hanks further announced Keith Metzger, Head of Global Corporate Development, will be leaving the company at the end of February and Rick Carbone, Senior Vice President, Operations, will leave the company at the end of March.

“I’d like to thank Keith and Rick for their contributions and leadership,” said Ms. Puckett. “We certainly wish them well in their future endeavors.”

About Harte Hanks

Harte Hanks partners with clients to deliver relevant, connected and quality customer interactions. Our approach starts with discovery and learning, which leads to customer journey mapping, creative and content development, analytics and data management, and ends with execution and support in a variety of digital and traditional channels. We do something powerful: we produce engaging and memorable customer interactions to drive business results for our clients, which is why Harte Hanks is famous for developing better customer relationships, experiences and defining interaction-led marketing. For more information, visit the Harte Hanks website at www.hartehanks.com, call 844-233-9281, email pr@hartehanks.com or follow us on Twitter @hartehanks or Facebook at https://www.facebook.com/HarteHanks.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements, including statements about the company’s leadership transition, services and clients. A number of risks and uncertainties could cause actual results to differ materially from currently anticipated results. Additional important factors and information regarding Harte Hanks that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in our Annual Report on Form 10-K, as filed with the SEC and available in the “Investors” section of our website under the heading “Financials & Filings.” We specifically disclaim any obligation to update these forward-looking statements in the future even if circumstances change and, therefore, you should not rely on these forward-looking statements as representing our views after today.

As used herein, “Harte Hanks” refers to Harte Hanks, Inc. and/or its applicable operating subsidiaries, as the context may require. Harte Hanks’ logo and name are trademarks owned by Harte Hanks. All other brand names, product names, or trademarks belong to their respective owners.

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